Exhibit 10.48

VEHICLE FINANCING BUSINESS COOPERATION AGREEMENT

Contract No.: XWKF2017He001

Party A: Sichuan XW Bank Co., Ltd.

Domicile: 26/F, Unit 1, Building 1, 8 Third Jitai Road, Chengdu High-tech Zone

Legal Representative: Liu Yonghao

Party B: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Contact Address: 2/F, Tower E, Lei Shing Hong, Guang Shun South Avenue, Chaoyang District, Beijing

Legal Representative: Zeng Zhen

Party A is a privately-owned bank established with the official approval by the China Banking Regulatory Commission, and Party B is a financial lease company lawfully established in China.  Through friendly negotiations, the Parties desire to cooperate with each other in the vehicle financing business and have agreed on the following terms for mutual observance.

Article I                Meanings of Terms

1.                  “Consumer” shall refer to a natural person consumer purchasing a vehicle.

2.                  “Settlement Account” shall refer to the settlement account opened by Party B at Party A (Account No.: *, and Account Name: Kai Feng Finance Lease (Hangzhou) Co., Ltd.).

3.                  “Deposit Account” shall refer to the deposit account opened by Party B at Party A (Account No.: *, and Account Name: Deposit of Kai Feng Finance Lease (Hangzhou) Co., Ltd.).

4.                  “APP” shall refer to the mobile device client through which Consumers can, inter alia, shop for vehicles and apply for financing.

5.                  “Loan Agreement” shall refer to a contract in the form of data message executed online by and among the borrower thereto, Party A and Party B on the APP that provides for, inter alia, borrowing and services, without regard to the actual name of such contract.

Article II           Contents of Cooperation

1.                  Model of Cooperation

The purpose of the cooperation under this Agreement is to provide financing services for Consumers in relation to their purchase of vehicles.  The cooperation between the Parties will be that Party B (by providing the services under the Financial Lease Series Contract) and Party A (by providing loans) will jointly provide financing services for Consumers to purchase vehicles and Party B shall pledge its deposit in favor of Party A to secure all debts of the Consumers under the cooperation hereunder.

* indicates the redacted confidential portions of  this exhibit for which the confidential treatment has been sought with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act.

Party A shall make available facilities in a total amount of RMB * for the cooperation hereunder, and the Parties may adjust the total amount of such facilities through separate negotiation in light of the conduct of the business.

2.                  Key Points of Cooperation

(1)             Party B shall be solely responsible for the conduct of the financial lease service, including obtaining the Consumers’ names, identity card numbers, bank card numbers, and mobile phone numbers registered with the applicable banks, and shall transmit such Consumer information to Party A after obtaining the electronic versions of the Letters of Authorization * from the Consumers.

(2)             The Parties will carry out the business cooperation on the basis of a white list, Party A will put forward an explicit consumer selection policy, and Party B shall select and refer qualified Consumers to Party A based on such policy.  With respect to each Consumer recommended by Party B, Party A shall be responsible for conducting, in order, an verification of the four key items of bank card information (including name, identity card number, bank card number, and mobile phone number registered with the applicable bank counter in respect of the bank card), an verification through the citizen identity information online verification system, and an verification against the black list of XW Bank and provide Party B with the results of such verifications.  If Party A desires to add any consumer selection condition or verification rule, Party A shall give a prior notice to the personnel of Party B’s risk control department at or above the level of director, and amendments may be made after the Parties have reached agreement on such amendments.

(3)             **

(4)             Party A and Party B shall execute tri-party Loan Agreements with the Consumers online through Uxin Mobile Application.

(5)             In relation to a loan to be provided for a Consumer, Party B shall be responsible to transmit the application for provision of the loan, the signature page(s) of financial lease series contracts, photos of the front and back of the Consumer’s identity card, and electronic receipt information (payment voucher(s)) to Party A, Party A shall provide the loan on the same day, and materials mentioned above may be transmitted in the form of images or electronic format.  Under the Consumer’s entrustment, Party A shall pay the loan proceeds to the Settlement Account that Party B has opened at Party A to return the financial lease payments between the Consumer and Party B.  In case of any system maintenance, unexpected malfunction or other event resulting in the inability of Party A to provide the loan on the same day, Party A shall notify Party B in time.

(6)             Party B shall be responsible to transmit the images or electronic versions of the loan documents to Party A based on the list of loan documents determined by both Parties through negotiation by the deadline for each city provided by Party B (which shall at the latest be within * days (with N meaning the date of loan provision) after Party A provides the loans.  If Party B fails to complete the transmission of such documents within the time determined by the Parties through negotiation, Party B shall issue a detailed explanation to Party A, specifying the time for transmission.

3.                  Elements of the Loan

(1)             Amount of Loan: the amount of a loan to be provided to a borrower under this cooperation project will be agreed on by Party A, Party B and the borrower in the Loan Agreement, the principal of the loan will be repaid by the borrower to Party A, and the interest on the loan will be repaid by Party B to Party A.

(2)             Term of Loan: the term of a loan shall commence from the date on which the loan is successfully provided, the loan provision date shall be the date commencing from which interest shall accrue on the loan, and the means of repayment and the dates of repayment of the principal of and interest on the loan shall be as set forth in the repayment schedule.

(3)             Interest Rate of Loan: the interest rates of the loans are set forth in Article III (Fee Rates) hereof, and the interest on a loan shall accrue and be collected by Party A for the period from the date on which the loan is successfully provided to the agreed repayment date.  The interest payable on a loan = the principal then outstanding × daily interest rate × number of days elapsed, monthly interest rate = annual interest rate / 12, and daily interest rate = annual interest rate / 360.

(4)             Repayment Account: the account from which the interest payments will be made shall be the Settlement Account opened by Party B at Party A.

4.                  Guarantee

(1)             Security in the Form of Pledge over Deposit

In order to secure the performance of the Loan Agreements (the “Master Contracts”) described in this Article that are entered into by and among the borrowers, Party A and Party B under this project and ensure the discharge of the debts, Party B is willing to pledge the deposit to secure the debts arising under the Master Contracts.  When providing a particular loan under the Master Contract described in this Article, Party B shall confirm to Party A in the Loan Agreement entered into by and among Party A, Party B and the borrower that the Loan Agreement executed by and among Party A, Party B and the borrower shall be a particular Master Contract secured by the pledge over the deposit hereunder.

(i)                           Deposit Account.

A.                 Party B shall open a deposit account at Party A pursuant to the relevant laws, regulations and regulatory provisions and the business rules of Party A regarding the opening of deposit accounts, the pledged assets shall be the funds in the deposit account opened by Party B at Party A, and Party A shall have the right to monitor the account and the funds therein.

B.                 A deposit shall be paid by Party B into the deposit account in an amount not less than *% of the total outstanding balance of the loans if repaid in equal installments of principal, plus *% of the total outstanding balance of the loans if repaid in equal installments of principal and interest.  Before the first loan provided, Party B shall pay *as the initial deposit (the “Base Deposit”) to the Deposit Account in a lump sum.

C.                 Party B shall timely top the deposit up based on the increase in the total outstanding balance of the loans under this project, in order to ensure that the amount of the deposit in the Deposit Account is at any time not lower than *% of the total outstanding balance of the loans**.  Party B also authorizes Party A to deduct relevant amounts from any account opened by Party B at Party A to top the deposit up**.

D.                 When the deposit amount is lower than *% of the total outstanding balance of the loans, Party A shall have the right to re-evaluate the cooperation between the Parties and decide whether to modify the conditions for cooperation or cease the cooperation based on the results of such evaluation. If the amount of the deposit is lower than *% of the total outstanding balance of the loans due to the system-related reasons of Party A while the balance in the Settlement Account of Party B is sufficient to pay the deposit agreed herein, Party A may not modify the conditions for cooperation or cease the cooperation.

E.                  Before the debts secured by the deposit are fully discharged, without the written consent of Party A, the Deposit Account pledged hereunder shall not be modified and Party B may not withdraw or request the return of the deposit the possession of which has been delivered up to Party A or create any other security over any amount of the deposit hereunder.  If Party B is involved in any other dispute and as a result any third party claims any right in and to the deposit or any judicial authority desires to freeze or deduct and transfer the deposit, Party A shall have the right to defend on the basis of the pledge.  Party B shall top the deposit up or provide other security approved by Party A.  Party B also authorizes Party A to deduct and transfer relevant amounts from any account or accounts opened by Party B at Party A to top the deposit up.

(ii)                        Scope of Guarantee.

The scope of the guarantee hereunder shall be the debts under the Master Contracts, including all the principal, interest and penalty interest.

(iii)                     Enforcement of Pledge.

No matter whether the debts owed to Party A under the Master Contracts are otherwise secured (including but not limited to guarantee, collateral, pledge, letter of guarantee and standby letter of credit), no matter when such other security is created, whether it is valid, and whether Party A makes any claim, no matter whether any third party agrees to bear all or part of the debts under the Master Contracts, and no matter whether such other security is provided by Party B, the debtor or a third party, the guarantee obligations of Party B hereunder shall not be thus relieved or released, and rights or the exercise of rights hereunder shall not be affected, and Party A may directly require Party B to assume its guarantee obligations within the scope of guarantee pursuant to this Agreement and have the right to determine the order in which it will exercise its security rights, and Party B shall not raise any objection or make any defense against the creditor on the grounds of the existence of any other security or order of exercise.

5.                  Guarantee Rule

(1)             The agreed-on due date for Consumer repayment will be marked as Day T, and if the Consumer repays the installment of loan principal then due and repayable within * days**.

(2)             If the Consumer repays the installment of loan principal then due and repayable between Day * and Day *, Party A will collect the loan principal and penalty interest from Day T to the date of repayment.

(3)             If the Consumer fails to make the repayment within * days, Party B shall be responsible to fully repay on behalf of the Consumer to Party A on the *day of the overdue installment of principal, interest and penalty interest on the overdue principal between Day T and Day *, and authorize Party A to deduct relevant amounts from the Deposit Account of Party B.

(4)             With respect a particular loan, if Party B has borne its guarantee obligations for two consecutive installments of repayment, but the Consumer fails to repay the immediately following installment within *days, or Party B has borne its security liabilities for a total of five installments, but the Consumer fails to repay another installment within * days, Party B shall fully pay the principal of, interest and penalty interest on, and all other amounts payable in respect of, the loan to Party A.

(5)             The rates of penalty interest collected by Party A from the Consumers shall be consistent with the rates of interest on their loans.

6.                  Principal Repayment Rules

(1)             Regular Repayment by Consumer: Party A shall be responsible for deducting the installments of loan principal then due from the Consumer pursuant to the repayment schedule, and may also directly deduct and collect the installments of principal then due from Party B’s Settlement Account at Party B’s request.

(2)             Full early repayment by Consumer: if both Parties agree that a loan may be prepaid by the Consumer in full, then Party A may deduct an amount equal to the entire outstanding principal of the loan from the Consumer’s repayment account, and may also deduct an amount equal to the entire outstanding principal of the loan from Party B’s Settlement Account at Party B’s request.

(3)             Request of Consumer for early repayment of Then-current Installment: Party A may deduct the then current installment of principal early repayment from the Consumer’s repayment account, and may also directly deduct the then current installment of principal early repayment from Party B’s Settlement Account at Party B’s request.

7.                  Interest Payment Rules

(1)             Normal Repayment by Consumer: in case of repayment by the Consumer of the principal of his/her loan in installments, Party A will calculate the interest based on the actual number of days elapsed from the last repayment date of the installment to the date of repayment of the current instalment, provided, however, that the first interest calculation period shall be from the date on which the loan is actually provided (inclusive) to the repayment date of the first installment.  In case of repayment by the Consumer of the entire principal of his/her loan in a lump sum at the maturity thereof, Party A will calculate the interest on a daily basis based on the actual number of days elapsed.  Party B agrees and authorizes Party A to deduct the interest payments from the Settlement Account of Party B.

(2)             Full early repayment by Consumer: the interest payable shall be calculated * on the basis of the actual number of days elapsed in relation to the outstanding balance of the loan.  Party B agrees and authorizes Party A to deduct the interest payment from the Settlement Account of Party B in case of full early repayment by the Consumer.

(3)             Request of Consumer for early repayment of Then-current Installment: in case of early repayment by the Consumer of the then-current installment, Party A will still calculate the interest in full based on the number of days elapsed from the last repayment date to the date on which the then-current installment is due to be repaid, and the excess of the interest so calculated over the interest calculated based on the number of days actually elapsed shall be deemed to be the early repayment fees receivable by Party A.

8.                  Term of Cooperation

(1)             Term of cooperation between the Parties under this Agreement shall be 3 years from the execution date of this Agreement, and the Parties shall friendly negotiate the subsequent business plan before the Agreement expires.  This Agreement shall be extended automatically for 1 year if the Parties reach agreement and shall terminate upon expiration if not.

(2)             If this Cooperation Agreement is terminated, the loan agreements and security agreements with respect to the still existing loans to the Consumers under this Cooperation Agreement shall not be terminated until all such loans are fully discharged.

Article III      Fee Rates

1.                  Rates of Interest on Deposits and Loans

(1)             Party B shall be responsible for assuming and paying on behalf the Consumers to Party A the interest on their loans, of which, the annual rate of interest on those fixed principal loans shall be equal to *% of the base interest rate for loans having a tenor * published by the People’s Bank of China (i.e., *%), and the annual rate of interest on those fixed installment loans will be repaid in equal installments of principal and interest shall be equal to *% of the base interest rate for loans having a tenor between one year and five years published by the People’s Bank of China (i.e., *%).  In case of adjustments to the base interest rates for loans published by the People’s Bank of China, the annual rates of interest on such loans shall be adjusted accordingly.

(2)             Party A shall pay interest on the funds in the Deposit Account to Party B at the rate *.

(3)             Party A shall, by the * of each month, provide Party B with the loan interest invoice for the immediately preceding month.

2.                  Fees

(1)             Party A shall be responsible for the inquiry fees of the citizen identity information online verification system and the fees of verification of four basic items of information of the Consumers.  Party B shall bear a service fee equal to RMB * /person with respect to the Consumers recommended by Party B, and the Parties shall, within the* of each month, check the service fee payable for the immediately preceding month, and if correct, Party A shall issue and serve on Party B a Special Value-added Tax Invoice bearing an amount equal to the service fee payable for the immediately preceding month within* after the check is completed by the Parties.

(2)             Party A shall be responsible for deducting the principal repayments of the Consumers and bear the payment and settlement fees, etc. incurred in connection with such deduction.

(3)             The Parties shall conduct a data transmission evaluation based on their business needs, and if data needs to be transmitted between the Parties through dedicated lines, Party A and Party B shall each be responsible for the fees of one dedicated line (meaning the dedicated data line rented from the applicable carrier for data sharing and direct system connection), of which, Party A shall be responsible for the fees of the main dedicated line, while Party B shall be responsible for the fees of the back-up dedicated line.

(4)             Party A and Party B shall be responsible for the expenses incurred by them respectively in sending text messages.

(5)             Party B shall bear the stamp duty payable on the loans provided to the borrowers, and if Party A offers the service of paying stamp duty on behalf of its clients, Party B agrees and authorizes Party A to deduct by the * day of each month (which will be extended in case of holidays), the total amount of the stamp duty payable for the immediately preceding month from Party B’s Settlement Account and pay such stamp duty on behalf of Party B.

Article IV       Duties and Rights

1.                  Subject to the credit policies of Party A, Party A shall provide the Consumers recommended by Party B with loans in RMB pursuant to this Agreement.  In case of any system malfunction or scale control resulting in its inability to normally provide a loan, Party A shall notify Party B in time (or * business days in advance in case of scale control).

2.                  Party A agrees that the annualized rates of interest for the loans to be repaid in equal installments of principal and loans to be repaid in equal installments of principal and interest that are offered during its business cooperation in vehicle loans with other companies shall at least be * base points higher than the annualized rates of interest for the loans to be repaid in equal installments of principal and loans to be repaid in equal installments of principal and interest that are offered during its cooperation with Party B.

3.                  In the cooperation hereunder, the loans will be provided by Party A and/or its financial institution partners to the borrowers, and the Loan Agreements thereunder will be executed by Party A on behalf of all lenders.  The relationship between the lenders in respect of their rights and obligations will be determined by the lenders through separate negotiation and relevant contracts will be entered into by the lenders.  The relationship between the lenders in respect of their rights and obligations under the cooperation hereunder and the Loan Agreements shall not involve Party B, and Party B will only bear the agreed-upon liabilities and provide security for the debts arising under the Master Contracts pursuant to this Agreement.

4.                  Party B shall be responsible for reviewing whether a Consumer’s identity and his/her acts of vehicle purchase and financing are genuine, and shall not willfully recommend any Consumer whose identity is unreal, who does not make a genuine vehicle purchase or who does not satisfy the financing conditions agreed by the Parties, or collude with the Consumer or any third party maliciously to make such recommendation, to Party A.

5.                  Party B shall be responsible for the post-borrowing management, collection and disposal in relation to the loans borrowed by the Consumers, and Party A shall provide cooperation therefor properly.

6.                  In case of any change in the company name, domicile, registered capital, major shareholder, scope of business or type of company of either Party or amendment to its articles of association, such Party shall give a *-business-day prior written notice to the other Party and file relevant materials with the other Party for record.

7.                  The Parties shall properly keep the electronic data related to contract signing by the Consumers pursuant to the requirements of the regulatory authorities.

8.                  None of the representations and warranties made by the Parties herein shall be false or incorrect or contain any omission.

Article V            Events of Default and Countermeasures

1.                  Events of Default

The following events (each, an “Event of Default”) shall constitute the defaults of the defaulting Party:

(1)             if the defaulting Party breaches any of the provisions of this Agreement, and such breach is incapable of remedy or the defaulting Party fails to rectify the breach within * calendar days after the non-defaulting Party delivers a written rectification notice to the defaulting Party; or

(2)             if the defaulting Party violates any applicable law or regulatory provision, and such violation will directly affect this Agreement or cause losses to the other Party.

2.                  Liabilities for Default

After an Event of Default set forth above occurs, the non-defaulting Party shall have the right to require in writing the defaulting Party to rectify the default within the specified time limit, and if the defaulting Party fails to rectify the default within the time limit specified in writing by the non-defaulting Party, the non-defaulting Party shall have the right to take any one or more of the following measures:

(1)             to terminate this Agreement;

(2)             to require the defaulting Party to indemnify the non-defaulting Party for the direct losses to the business of such non-defaulting Party under this Cooperation Agreement;

(3)             to exercise the other remedies permitted by the laws and regulations.

Article VI       Termination

1.                  Either Party shall have the right to unilaterally terminate this Agreement if any of the following events occurs:

(1)             if any policy of any regulatory authority of either Party (specifically, the China Banking Regulatory Commission or the People’s Bank of China and the branches thereof) has undergone any major changes with respect to the cooperation hereunder;

(2)             if any new applicable law or regulatory document is promulgated, or any existing applicable law or regulatory document is interpreted in a new way or is amended, by any governmental or regulatory authority, as a result of which it is impossible to carry out the cooperation hereunder or it is impossible for either Party to obtain all of its benefits under any important terms hereof in accordance with such terms; or

(3)             if either Party undergoes any material adverse change which renders it impossible to continue to perform this Agreement or will cause significant damage to both Parties.

2.                  Each Party shall have the right to vary this Cooperation Agreement or suspend or terminate the cooperation hereunder based on the regulatory requirements for rectification, changes in market conditions, fluctuations in the prices of funds and adjustment of business strategies by giving an* prior notice to the other Party, and if a specific timing requirement is imposed by the competent regulatory authority, the Parties shall negotiate separately.

3.                  During the term of cooperation, if the non-performing loan ratio exceeds *% (the non-performing loan ratio = the aggregate amount Party B repays on behalf of the Consumers / the aggregate amount of the loans already provided), Party A shall have the right to re-evaluate the cooperation hereunder and decide whether to vary the conditions for cooperation or cease the cooperation based on the results of such evaluation.

Article VII          Confidentiality

1.                  Each Party shall keep strictly confidential any document, material and other information (whether technical or commercial) of any form relating to the following matters that are received or obtained by it from the other Party due to the execution and performance of this Agreement (or any other agreement entered into pursuant to this Agreement), and neither Party shall disclose to any third party other than the regulatory authorities of Party A and Party B, or use, any such information:

(1)             the cooperation hereunder;

(2)             any negotiations conducted in relation to the cooperation hereunder;

(3)             relevant credit reference data, Consumer information and transaction information provided based on the cooperation hereunder;

(4)             the business, financial and other matters (including future plans and targets) of the other Party.

2.                  Exceptions

This confidentiality clause shall not prohibit the disclosure or use of confidential business information:

(1)             pursuant to the regulations or requirements of the regulatory authorities of Party A and Party B; or

(2)             as required to conduct any judicial, arbitration or other similar proceedings relating to this Agreement or any other agreement entered into pursuant to this Agreement.

3.                  The confidentiality obligations shall persist from the date of this Agreement till the publication of such information or publication of such information as permitted by the disclosing Party, and shall survive the termination of this Agreement.

Article VIII     Service

1.                  The Parties hereto agree as follows with respect to the addresses for service of the notices connected with or relating to this Agreement and relevant documents and legal process in connection with any dispute arising out of this Agreement as well as the legal consequences of the service thereof:

Party A confirms that its valid address for service shall be as follows: 25/F, Unit 1, Building 1, 8 Third Jitai Road, Chengdu High-tech Zone, attention: *.

Party B confirms that its valid address for service shall be as follows: 2/F, Tower E, Lei Shing Hong, Guang Shun South Avenue, Chaoyang District, Beijing, attention: Yuzhe Li, contact phone: 18510029386, and email: liyuzhe@xin.com.

2.                  The scope of application of the Parties’ addresses for service as set forth above shall include the service of the notices, agreements and other documents of the Parties while there are no legal proceedings between the Parties and the service of relevant documents and legal process in connection with any dispute arising out of this Agreement, as well as the arbitration and civil proceedings of the dispute (including the first instance, appeal, retrial and enforcement proceedings).

3.                  If either Party desires to change its address for service, it shall perform the obligation to give a written notice to the other Party.  If a Party fails to so perform its notification obligation, its notice for service as confirmed above shall still be deemed valid, and if any legal process fails to be actually received by the intended receiving Party because the address for service provided or confirmed by it is inaccurate, it fails to timely notify as required the other Party and the relevant court of any change in its address for service after such change is made, or it or the recipient designated by it refuses to sign for such legal process, the service of such legal process shall be deemed accomplished at law:

(1)             if the address for service provided or confirmed by the intended receiving Party is inaccurate;

(2)             if the intended receiving Party fails to timely notify the other Party and the relevant arbitration institution or court in writing of any change in its address for service after such change is made; or

(3)             if the intended receiving Party or the authorized recipient refuses to sign for such legal process.

4.                  Under any of the circumstances set forth above, if the relevant legal process is sent by mail, the date on which the legal process is returned shall be the date of service of such legal process, and if such legal process is sent directly, the date on which the person serving the legal process specifies the relevant circumstance on the acknowledge of service shall be the date of service of such legal process.  If a Party has performed its notification obligation with respect to a change in its address for service, the amended address for service shall be the valid address for service.  With respect to the addresses for service of the Parties expressly set forth herein, a court may accomplish the service of legal process directly by mail, and the relevant legal process mailed by the court shall be deemed to have been served even if the intended receiving Party fails to receive the legal process.

5.                  After arbitration or civil proceedings are instituted with respect to a dispute, if a Party responds and directly submits a letter of confirmation of address for service to the relevant arbitration institution or court, but the address confirmed therein is not consistent with the address for service confirmed before the proceedings are instituted, the address for service set forth in the letter of confirmation submitted to the relevant arbitration institution or court shall control.  If the address for service specified in the letter of confirmation of address for service submitted by a Party is the address of its legal counsel or authorized agent, the address for service confirmed before the proceedings are instituted shall also be valid.

6.                  The service clause hereof shall be independent and not be affected by the validity of the entire Agreement or any other clause hereof.

Article IX              Miscellaneous

1.                  Any dispute arising between the Parties in the course of performance of this Agreement shall be resolved by the Parties through negotiation, failing which, either Party may commence an action before the people’s court having jurisdiction at the domicile of the plaintiff.

2.                  This Agreement shall be governed by the laws of the People’s Republic of China.

3.                  Matters not covered herein shall be handled pursuant to the relevant laws and regulations, and if there are no relevant laws and regulations, the Parties may enter into a written supplementary agreement, and the appendices and supplementary agreements to this Agreement shall be integral part of, and have equal legal force and effect with, this Agreement.

4.                  This Agreement shall become effective upon execution by the Parties (which shall be signed by or affixed with the seal of the authorized signatory of each Party and affixed with the common seal of each Party).

5.                  This Agreement is executed in four originals, with each Party holding two originals.

(Remainder of page intentionally left blank)

Party A (common seal):

Sichuan XW Bank Co., Ltd.

Signature (or Seal) of Legal Representative or Authorized Agent:

Date of Execution: June 8, 2017

Party B (common seal):

Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Signature (or Seal) of Legal Representative or Authorized Agent:

Date of Execution: June 8, 2017

SUPPLEMENTAL AGREEMENT
TO VEHICLE FINANCING BUSINESS COOPERATION AGREEMENT

Party A:   Sichuan XW Bank Co., Ltd.

Domicile: 26/F, Unit 1, Building 1, 8 Third Jitai Road, Chengdu High-tech Zone

Legal Representative: Hang Wang

Party B: Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Contact Address: 2/F, Tower E, Lei Shing Hong, Guang Shun South Avenue, Chaoyang District, Beijing

Legal Representative: Zhen Zeng

In order to develop a friendly and reciprocal cooperation relationship between the Parties, based on the principles of free will, equality, mutual benefit and honesty, through full negotiations, Party A and Party B hereby enter into this Supplemental Agreement as follows with respect to the Vehicle Financing Business Cooperation Agreement between the Parties with the contract number XWKF2017He001 (the “Original Agreement”), which shall be integral part of, and have equal legal force and effect with, the Original Agreement.

Article I        Commencing from July 1, 2017, with respect to the new loans provided by Party A, Party B shall be responsible for assuming and paying on behalf the Consumers to Party A the interest of the loans, of which, the annual rate of interest shall be equal to *% of the base interest rate for loans having a tenor * published by the People’s Bank of China (i.e. *%), if repaid in equal installments of principal, and the annual rate of interest shall be equal to *% of the base interest rate for loans having a tenor * published by the People’s Bank of China (i.e. *%), if repaid in equal installments of principal and interest.  In case of adjustments to the base interest rates for loans published by the People’s Bank of China, the annual rates of interest on such loans shall be adjusted accordingly.

Article II       Commencing from July 1, 2017, the deposit that shall be paid by Party B to Party A shall be adjusted as follows:

1.      A deposit shall be paid by Party B into the Deposit Account in an amount not less than *% of the total outstanding balance of the loans provided under this project if repaid in equal installments of principal, plus *% of the total outstanding balance of the loans provided under this project if repaid in equal installments of principal and interest.

2.      Party B shall timely top the deposit up based on the increase in the total outstanding balance of the loans under this project, in order to ensure that the amount of the deposit in the Deposit Account is at any time not lower than *% of the total outstanding balance of the loans, provided that if the amount so calculated is lower than the Base Deposit, the deposit remaining in the Deposit Account shall not be lower than the Base Deposit.  Party B also authorizes Party A to deduct relevant amounts from any account opened by Party B at Party A to top the deposit up, and if Party B fails to top the amount of the deposit up to the level agreed upon by the Parties within * working days after Party A gives a written notice to the staff of Party B’ funding department at or above the level of director, Party A shall have the right to suspend the cooperation.

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3.      When the deposit amount is lower than *% of the total outstanding balance of the loans, Party A shall have the right to re-evaluate the cooperation between the Parties and decide whether to modify the conditions for cooperation or cease the cooperation based on the results of such evaluation. If the amount of the deposit is lower than *% of the total outstanding balance of the loans due to the system-related reasons of Party A while the balance in the Settlement Account of Party B is sufficient to pay the deposit agreed herein, Party A may not modify the conditions for cooperation or cease the cooperation.

Article III     With respect a particular loan, if Party B has borne its guarantee liabilities for two consecutive installments of repayment, and the Consumer fails to repay the immediately following installment within * days, or Party B has borne its guarantee liabilities for a total of five installments, and the Consumer fails to repay another installment within * days, Party B shall repay on behalf of the Consumer all outstanding principal of, and interest and penalty interest on, the loan to Party A in full.  Such repayment shall not be limited by the deposit amount, and if the deposit amount is not sufficient for deduction, Party B shall pay Party A separately.

Article IV     In case of any discrepancy between this Supplemental Agreement and the Original Agreement, this Supplemental Agreement shall prevail, and the matters not covered herein shall be executed pursuant to the Original Agreement.

Article V  This Supplemental Agreement shall become effective as of the date on which it is signed by (or affixed with the seals of) the legal representatives or persons-in-charge of the Parties or their authorized signatories and affixed with the common seals of the Parties.

Article VI     This Supplemental Agreement is executed in four originals, of which, each Party shall hold two originals, and which shall have equal legal force and effect.

Party A (common seal):

Sichuan XW Bank Co., Ltd.

Signature (or Seal) of Legal Representative or Authorized Agent:

Party B (common seal):

Kai Feng Finance Lease (Hangzhou) Co., Ltd.

Signature (or Seal) of Legal Representative or Authorized Agent:

Date of Execution: June 30, 2017

Venue of Execution: Chengdu High-tech Zone

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